Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185634), Form S-8 (No. 333-123341) and Form S-3D (No. 333-38061) of Gas Natural Inc. of our report dated March 16, 2017, relating to our audit of the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting which appears in this Form 10-K for the year ended December 31, 2016.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

March 16, 2017